CAUSE NO. 2024CI26481

LOOP MEDIA, INC. AND RETAIL MEDIA TV, INC. *Plaintiffs*, v. **GEMCAP SOLUTIONS, LLC,** *Defendant*	§ § § § § § § §	**IN THE DISTRICT COURT** **408TH JUDICIAL DISTRICT** **BEXAR COUNTY, TEXAS**

ORDER DENYING PLAINTIFFS' APPLICATION FOR TEMPORARY RESTRAINING ORDER

On November 25, 2024, the Court considered Plaintiffs Loop Media, Inc. and Retail Media TV, Inc.'s Application for Temporary Restraining Order ("Application"). The Court, having considered the Application, arguments, and evidence, as well as responses, pleadings, and papers on file, is of the opinion that the Application should be DENIED. It is therefore,

ORDERED that Plaintiff's Application for Temporary Restraining Order is DENIED.

~~Plaintiff's Application for Temporary Injunction shall be heard on December 3, 2024 at 9:00 a.m. in the Bexar County Presiding Court.~~

Signed this 25th day of November, 2024

PRESIDING JUDGE